UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 17, 2008

US FARMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27487	88-0350156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Rosecrans Street, Suite C San Diego, California	92106
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 488-7775

Copies of Communications to:

Stoecklein Law Group

4695 MacArthur Court, 11th floor

Newport Beach, CA 92660

(949) 798-5541

Fax (949) 258-5112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 17, 2008, the Registrant executed a purchase agreement with US Aloe, Inc. (“US Aloe”), a Nevada corporation, to obtain US Aloe Inc. and Real Aloe Inc., currently operating in a plant located in Carlsbad, California.  Pursuant to the agreement, the Registrant has agreed to pay $1,587,740 plus an additional $800 a day from June 1, 2008 through the day of closing.  Furthermore, the Registrant has agreed to issue a non-refundable deposit of 100,000 shares of the Registrant’s common stock.  However, the deposit shares may be refunded if the agreement is canceled pursuant to Section 5 of the agreement.  Upon payment being given to US Aloe, the Registrant will gain 100% control and ownership of US Aloe and its wholly owned subsidiary Real Aloe, Inc. free and clear of all liens held by Mr. Mountanos.

Additionally, pursuant to the agreement, Mr. Mountanos has agreed to exchange 15,030,000 shares of US Aloe’s common stock that he owns in exchange for 2,000,000 shares of the Registrant’s restricted common stock.  After Mr. Mountanos has held the shares for six months, Mr. Mountanos has agreed to forfeit up to 800,000 shares of the Registrant’s common stock depending on the average daily closing price 20 days subsequent to the six month holding period.

Mr. Mountanos has the right to cancel the agreement at will upon the receipt of a bona fide written offer from other parties in which he is currently negotiating.  In the event another offer is received, the Registrant will be given the first right of refusal or Mr. Mountanos may make a demand for additional performance of a down payment within 72 hours of being given notice of any bona fide written offer.

A copy of the executed purchase agreement with US Aloe, Inc, is attached hereto as Exhibit 10.14.

Section 2 – Financial Information

Section 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Pursuant to the purchase agreement with US Aloe described in Item 1.01 above, the Registrant has agreed to pay $1,587,740 plus an additional $800 per day after June 1, 2008 until the day of closing of the transaction.  Additionally, the Registrant has agreed to issue 2,000,000 shares of its restricted common stock in exchange for the 15,030,000 shares of US Aloe, currently held by Mr. Mountanos.  Upon the payment being given pursuant to the agreement, Mr. Mountanos has agreed to release the liens currently held by him and the Registrant will gain control of US Aloe, Inc. and Real Aloe, Inc.’s assets.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

On July 17, 2008, the Registrant’s Board of Directors approved the issuance of 100,000 shares of the Registrant’s common stock pursuant to the purchase agreement with US Aloe, Inc.  Additionally, the Registrant’s Board of Directors approved the issuance of an additional 2,000,000 shares of the Registrant’s common stock in exchange for the 15,030,000 shares of US Aloe, Inc. currently held by Mr. Mountanos.

The Registrant believes the issuance of the shares is exempt from the registration and prospectus delivery requirement of the Securities Act of 1933 by virtue of Section 4(2).  The shares were issued directly by the Registrant and did not involve a public offering or general solicitation.  The recipient of the shares was afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make his investment decision, including the Registrant’s financial statements and 34 Act reports. The Registrant reasonably believed that the recipient had such knowledge and experience in its financial and business matters that he was capable of evaluating the merits and risks of his investment.

Section 9 – Financial Statements and Exhibits

Item 9.01 EXHIBITS

Exhibit Number	Description
10.14	Purchase Agreement between US Farms, Inc and US Aloe, Inc. dated July 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Farms, Inc.

By: /s/ Yan K. Skwara

Date: August 28, 2008

Yan K. Skwara, Chief Executive Officer